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                                      Exhibit 99.6

                     Agreement as to Joint Filing of Schedule 13D

        Each of the undersigned hereby affirms that it is individually eligible to use Schedule 13D, and agrees that this Schedule 13D is filed on its behalf.

Date:  December 6, 1997

                                                 SB MOTEL CORP.

                                                 By: /s/ John P. Buza
                                                     Name: John P. Buza
                                                     Title: Vice President

                                                 SALOMON BROTHERS
                                                 HOLDING COMPANY INC


                                                 By: /s/ Stephanie B. Mudick
                                                     Name: Stephanie B. Mudick
                                                     Title: Assistant Secretary

                                                 SALOMON SMITH BARNEY
                                                 HOLDINGS INC.


                                                 By: /s/ Howard M. Darmstadter
                                                     Name: Howard M. Darmstadter
                                                     Title: Assistant Secretary

                                                 TRAVELERS GROUP INC.

                                                 By: /s/ Stephanie B. Mudick
                                                     Name: Stephanie B. Mudick
                                                     Title: Assistant Secretary

                                                    /s/  John P. Buza
                                                         John P. Buza